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                                  EXHIBIT 12(a)

                             J.P. MORGAN CHASE & CO.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)

                                                                          THREE MONTHS ENDED
                                                                            MARCH 31, 2001
                                                                            --------------
EXCLUDING INTEREST ON DEPOSITS
------------------------------
Income before income taxes and effect of accounting change                     $     1,880
                                                                               -----------

Fixed charges:
      Interest expense                                                               4,126
      One-third of rents, net of income from subleases (a)                              61
                                                                               -----------
Total fixed charges                                                                  4,187
                                                                               -----------

Less: Equity in undistributed income of affiliates                                     (22)
                                                                               -----------

Earnings before taxes, effect of accounting change and fixed charges,
  excluding capitalized interest                                               $     6,045
                                                                               ===========

Fixed charges, as above                                                        $     4,187
                                                                               ===========

Ratio of earnings to fixed charges                                                   1.44
                                                                               ==========

INCLUDING INTEREST ON DEPOSITS
------------------------------
Fixed charges, as above                                                        $     4,187

Add:  Interest on deposits                                                           2,636
                                                                               -----------

Total fixed charges and interest on deposits                                   $     6,823
                                                                               ===========

Earnings before taxes, effect of accounting change and fixed charges,
excluding capitalized interest, as above                                       $     6,045

Add:  Interest on deposits                                                           2,636
                                                                               -----------

Total earnings before taxes, effect of accounting change,
  fixed charges and interest on deposits                                       $     8,681
                                                                               ===========

Ratio of earnings to fixed charges                                                    1.27
                                                                               ===========


(a) The proportion deemed representative of the interest factor.



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